UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2022

Commission File Number

001-34581

Kraton Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-0411521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01	KRA	New York Stock Exchange

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the previously announced sale of Kraton Corporation, a Delaware corporation (“Kraton” or the “Company”), pursuant to the Agreement and Plan of Merger, dated as of September 27, 2021 (the “Merger Agreement”), by and between DL Chemical Co., Ltd. (“Parent”), DLC US Holdings, Inc., DLC US, Inc. (“Merger Subsidiary”), and Kraton, whereby Merger Subsidiary will merge with and into Kraton with Kraton surviving the merger as an indirect and wholly-owned subsidiary of Parent (the “Merger”).

Item 8.01. Other Events.

On March 11, 2022, the parties to the Merger Agreement confirmed to each other that all closing conditions set out in the Merger Agreement had been satisfied or been waived by the parties. Accordingly, the parties currently expect to consummate the Merger on March 15, 2022, prior to market open on the New York Stock Exchange.

Special Note Regarding Forward-Looking Statements.

The Company has made statements in this Current Report on Form 8-K and other reports, filings, and other public written and verbal announcements, that are forward-looking and therefore subject to risks and uncertainties, and you should not place undue reliance on these forward-looking statements. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this Current Report on Form 8-K. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” the negative of such words or similar terminology, and include, but are not limited to, the Company’s expectations with respect to the sale of the Company, including the timing thereof.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; and (ii) other risks to consummation of the proposed Merger, including the amount of the costs, fees, expenses and charges related to the Merger. Consider these factors carefully in evaluating the forward-looking statements.

All forward-looking statements in this communication are made based on management’s current expectations and assumptions, which are subject to known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in the Company’s latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in the Company’s other filings with the Securities and Exchange Commission (the “SEC”). In addition, to the extent any inconsistency or conflict exists between the information included in this communication and the information included in our prior releases, reports or other filings with the SEC, the information contained in this communication updates and supersedes such information. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update such information in light of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRATON CORPORATION

Date: March 11, 2022	/s/ James L. Simmons
James L. Simmons
Senior Vice President and General Counsel